                                  (EXHIBIT 11)
                         CONCORDE CAREER COLLEGES, INC.
                       COMPUTATION OF PER SHARE EARNINGS
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996

                                                   Primary EPS           Fully Diluted EPS
                                                  Three Months              Three Months
                                                 Ended March 31,           Ended March 31,
                                             ----------------------    ----------------------
                                               1997       1996 (1)       1997       1996 (1)
                                               ----       --------       ----       --------
Weighted Average Shares Outstanding.......   6,967,000    6,958,000    6,967,000    6,958,000
Options...................................     925,000      687,000      952,000      909,000
Debt/Non Detachable Warrants..............     972,000                   927,000
Class B Preferred Stock...................                               417,000
                                            ----------    ---------   ----------   ----------
 Adjusted Weighted Average Shares.........   8,864,000    7,645,000    9,308,000    7,867,000
                                            ----------   ----------   ----------   ----------

Net Income (Loss).........................   ($179,000)  $  548,000    ($179,000)  $  548,000
Class A Preferred Stock Redemption........   1,210,000                 1,210,000
Class A Preferred Dividends...............     (28,000)     (60,000)     (28,000)     (60,000)
Class B Preferred Dividends-Imputed.......     (10,000)
Interest on Convertible Debt, Net of Tax..       9,000                     9,000
                                            ----------   ----------   ----------   ----------
Income Available to Common Shareholders...  $1,002,000   $  488,000   $1,012,000   $  488,000
                                            ----------   ----------   ----------   ----------
Earnings per Weighted Average Shares......       $0.11        $0.06        $0.11        $0.06
                                            ==========   ==========   ==========   ==========
